Exhibit 4.7
Execution Version

Issuance Date: June 30, 2016

NEITHER THIS COMMON STOCK PURCHASE WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW.  NO SALE, TRANSFER, PLEDGE OR ASSIGNMENT OF THIS COMMON STOCK PURCHASE WARRANT OR OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR (B) THE HOLDER SHALL DELIVER TO THE COMPANY AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAW.

PROFESSIONAL DIVERSITY NETWORK, INC.

COMMON STOCK PURCHASE WARRANT

For value received, Professional Diversity Network, Inc., a Delaware corporation (the “Company”), hereby certifies that White Winston Select Asset Funds, LLC, a Delaware limited liability company – or its registered transferees, successors or assigns (each person or entity holding all or part of this Warrant being referred to as a “Holder”) – is the registered holder of warrants (the “Warrants”) to subscribe for and purchase One Million Seven Hundred Fifty Thousand (1,750,000) shares (as adjusted pursuant to Section 4 hereof, the “Warrant Shares”) of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), at a purchase price per share equal to $0.25 (the “Warrant Price”), on or before 5:00 P.M., Eastern Time, on June 30, 2021 (the “Expiration Date”).

Section 1.          Loan Agreement.  This Warrant is issued pursuant to a Master Credit Facility, dated as of March 30, 2016 (the “Loan Agreement”).  All capitalized terms used herein and not defined shall have the meaning given them in the Loan Agreement.

Section 2.          Exercise.

(a)          The number of Warrant Shares for which this Warrant may be exercised at any given time shall be equal to the difference of (i) the maximum number of Warrant Shares multiplied by a fraction, the numerator of which is the aggregate amount advanced under the Note and the denominator of which is the maximum principal amount of the Note minus (ii) the number of Warrant Shares previously exercised.

(b)          Subject to the provisions hereof, the Holder may exercise this Warrant, in whole or in part and from time to time, by the surrender of this Warrant (with the Notice of Exercise attached hereto as Appendix A duly executed) at the principal office of the Company, or such other office or agency of the Company as it may reasonably designate by written notice to the Holder, during normal business hours on any Business Day (defined below), and the payment by the Holder by cash, certified check payable to the Company or wire transfer of immediately available funds to an account designated to the exercising Holder by the Company of an amount equal to the then applicable Warrant Price multiplied by the number of Warrant Shares then being purchased.  On the date on which the Holder shall have satisfied in full the Holder’s obligations set forth herein regarding an exercise of this Warrant (provided such date is prior to the Expiration Date), the Holder (or such other person or persons as directed by the Holder, subject to compliance with applicable law) shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such date.  As used in this Warrant, the term “Business Day” means any day other than a Saturday or Sunday on which commercial banks located in New York, New York are open for the general transaction of business.

Common Stock Purchase Warrant	Professional Diversity Network, Inc.

(c)          In lieu of exercising this Warrant by payment in cash or by certified check or wire transfer pursuant to Section 2(a) hereof, the Holder may elect to receive shares of Common Stock equal to the value of this Warrant determined in the manner described below (or any portion thereof remaining unexercised) by delivering a written notice to such effect (the “Notice of Cashless Exercise”) to the Company.  In such event the Company shall issue to the Holder a number of shares of the Company’s Common Stock computed using the following formula:

X = Y (A-B)
A

Where X = the number of shares of Common Stock to be issued to the Holder upon exercise of the rights under this Section 2(c).

Y = the number of shares of Common Stock purchasable under this Warrant (at the date of  receipt of the Notice of Cashless Exercise) or such lesser number as the Holder may specify in the Notice of Cashless Exercise.

A = the Market Value (defined below) of the Company’s Common Stock on the business day immediately preceding the day on which the Notice of Cashless Exercise is received by the Company.

B = Warrant Price (as adjusted to the date of  receipt of the Notice of Cashless Exercise).

For purposes of this Warrant the “Market Value” of a share of Common Stock or other equity security of the Company on any date shall be equal to:

(i)	the closing sale price per share (or other unit in which such security is denominated) as published by a national securities exchange on which shares of Common Stock are traded (an “Exchange”) on such date or, if there is no sale of Common Stock on such date, the average of the bid and ask prices on such exchange at the close of trading on such date; or

(ii)	if shares of Common Stock are not listed on a national securities exchange on such date, the closing price per share as published on the National Association of Securities Dealers Automatic Quotation System (“NASDAQ”) National Market System if the shares are quoted on such system on such date; or

(iii)	the average of the bid and ask prices in the over-the-counter market at the close of trading on such date if the shares are not traded on an exchange or listed on the NASDAQ National Market System; or

(iv)	if the shares of Common Stock are not traded on a national securities exchange or in the over-the-counter market, the fair market value of a share of Common Stock on such date as determined in good faith by the Board of Directors.

Notwithstanding the foregoing, a regional stock exchange shall not be deemed to be a national securities exchange unless the trading volume of the Common Stock on such exchange exceeds the trading volume on NASDAQ or the over-the-counter market for the thirty-day period ended on the date immediately preceding the date this Warrant is exercised.

If the Holder disagrees with the determination of the Market Value of any securities of the Company determined by the Board of Directors under Section 2(c)(iv), the Market Value of such securities shall be determined by an independent appraiser acceptable to the Company and the Holder (or, if they cannot agree on such an appraiser, by an independent appraiser selected by each of them, in which case the Market Value shall be the median of the appraisals made by such appraisers).  If there is one appraiser, the cost of the appraisal shall be shared equally between the Company and the Holder.  If there are two appraisers, each of the Company and the Holder shall pay for its own appraisal.

(d)          In the event of any exercise of the rights represented by this Warrant, certificates for the whole number of shares of Warrant Shares so purchased shall be delivered to the Holder (or such other person or persons as directed by the Holder in accordance with applicable law) as promptly as is reasonably practicable (but not later than twenty (20) Business Days) after such exercise at the Company’s expense, and, unless this Warrant has been fully exercised, a new Warrant representing the whole number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder as soon as reasonably practicable (but not later than twenty (20) Business Days) after such exercise.

Section 3.          Stock Fully Paid.  All Warrant Shares issued upon exercise of this Warrant shall be, at the time of delivery of the certificates for such Warrant Shares upon payment in full of the Exercise Price therefor in accordance with the terms of this Warrant, duly authorized and validly issued, fully paid and non-assessable.

Section 4.          Adjustments and Distributions.  The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows.

(a)          Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc.  The Warrant Price shall be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, reclassification, recapitalization or other similar event affecting the number of outstanding shares of Common Stock (or such other stock or securities) after the date of this Warrant.

(b)          Adjustment for Other Dividends and Distributions.  In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders of the Common Stock entitled to receive, a dividend or other distribution payable with respect to the capital stock that is payable in (i) securities of the Company (other than issuances with respect to which adjustment is made under Section 4(a) or (b)), or (ii) assets (including cash dividends paid or payable solely out of retained earnings), then, and in each such case, the Holder, upon exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Common Stock issuable upon such exercise prior to such date, the securities or such other assets of the Company to which the Holder would have been entitled upon such date if the Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

(c)          Adjustment for Reorganization, Consolidation, Merger.  In case of any reorganization of the Company (or of any other entity the stock or other securities of which are at the time receivable on the exercise of this Warrant) after the date of this Warrant, or in case, after such date, the Company (or any such entity) shall consolidate with or merge into another entity or convey all or substantially all of its assets to another entity and then distribute the proceeds to its stockholders, then, and in each such case, the Holder, upon the exercise of this Warrant at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if the Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Warrant, and the successor or purchasing entity in such reorganization, consolidation, merger or conveyance (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such entity’s obligations under this Warrant; and in each such case, the terms of the Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation, merger or conveyance.

(d)          Notice of Adjustments.  The Company shall promptly give written notice to the Holder of this Warrant of each adjustment or readjustment of the Warrant Price or the number of shares of Common Stock or other securities issuable upon exercise of this Warrant.  The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

(e)          No Change Necessary.  The form of this Warrant need not be changed because of any adjustment in the Warrant Price or in the number of shares of Common Stock or other securities issuable upon its exercise.

(f)          Reservation of Stock.  If at any time the number of shares of Common Stock or other securities issuable upon exercise of this Warrant shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock or other securities issuable upon exercise of this Warrant as shall be sufficient for such purpose.

Section 5.          Taxes.  The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid.

Section 6.          Mutilated or Missing Warrants.  In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

Section 7.          Fractional Shares.  No fractional shares shall be issued in connection with any exercise hereunder, and in lieu of any such fractional shares the Company shall make a cash payment therefor to the Holder (or such other person or persons as directed by the Holder, subject to compliance with applicable law) based on the fair Market Value of a Warrant Share on the date of exercise of this Warrant.

Section 8.          Compliance with Securities Act and Legends.

(a)          The Holder, by acceptance hereof, agrees that this Warrant and the Warrant Shares to be issued upon exercise hereof, are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant, or any Warrant Shares to be issued upon exercise hereof, except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, as amended (the “Securities Act”), or any state’s securities laws.  Upon exercise of this Warrant, the Holder shall confirm in writing, by executing the form attached as Schedule 1 hereto, that the Warrant Shares so purchased are being acquired for investment and not with a view toward distribution or resale.  All certificates representing Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall, if certificated, be stamped or imprinted with, among other legends as may be required by the Company, a legend reading substantially as follows:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

(b)          Accredited Investor.  Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect.

(c)          Private Issue.  The Holder understands (i) that the securities issuable upon exercise of the Holder’s rights contained herein have not been registered under the Securities Act, or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the Holder’s representations set forth in this Section 8.

(d)          Financial Risk.  The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

Section 9.          Rights as Stockholders.  Except as expressly provided in this Warrant, no Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of Warrant Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of the directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, unless and until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

Section 10.          Registration Under the Securities Act of 1933.

(a)          Piggy-Back Registration.  In the event the Company files a registration statement with the Securities and Exchange Commission registering shares of Common Stock or files a Form U-7 or similar registration form which may be used to register securities of the Company for sale under state securities laws pursuant to an exemption from registration under the Securities Act, and which is appropriate for the inclusion therein of the shares purchased or purchasable upon exercise of this Warrant (the “Registrable Securities”), such registration statement or other filing (collectively a “Registration Statement”) shall include the Registrable Securities.  Upon the closing of the offering, the Company agrees to keep the Registration Statement current and effective until one year from the effective date of the Registration Statement or such longer period as the Company is otherwise keeping the Registration Statement current and effective.  The Company shall have the right to postpone or withdraw any registration affected pursuant to this section without obligation to the Holder and the obligation to give such notice and to use all reasonable efforts shall not apply to any proposal of the Company to register any of its securities under the Securities Act:

(i)	on Form S-8 (or any successor form);

(ii)	in connection with any stock option, stock purchase or other benefit plan; or

(iii)	for the purpose of offering such securities to another business entity or the shareholders of such entity in connection with the acquisition of assets or shares of capital stock, respectively, of such entity.

(b)          Demand Registration.

(i)          Form S-3 Demand.  If at any time when it is eligible to use a Form S-3 Registration Statement, the Holder requests in writing that the Company file a Form S-3 Registration Statement with respect to some or all of the Registrable Securities, then the Company shall, as soon as practicable, and in any event within forty-five (45) days after the date such request is made by the Holder, file a Form S-3 Registration Statement under the Securities Act covering all Registrable Securities requested to be included in such registration, subject to the limitations of Section 10(b)(ii) and Section 10(b)(iii).

(ii)          Notwithstanding the foregoing obligations, if the Company furnishes to the Holder a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such Registration Statement to either become effective or remain effective for as long as such Registration Statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), then the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after the request of the Holder is made; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than pursuant to a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan, a registration on any form that does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

(iii)          The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 10(b)(i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such Registration Statement to become effective.  The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 10(b)(i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such Registration Statement to become effective.  A registration shall not be counted as “effected” for purposes of this Section 10(b)(iii) until such time as the applicable Registration Statement has been declared effective by the Securities and Exchange Commission.

(c)          All fees, disbursements and out-of-pocket expenses arising from any filing under this Section 10, the preparation and printing of the Registration Statement or compliance with applicable state securities and blue sky laws shall be borne by the Company.  The Company will use its best efforts to qualify the Registrable Securities for sale in such states as the Holder may reasonably request; provided that the Company shall not, as a result thereof, be required to qualify to do business in any such state.  The Company, at its expense, will supply the Holder with copies of the Registration Statement and prospectus included therein and other related documents in such quantities as the Holder may reasonably request.  Any broker’s commission or underwriting discount incurred by the Holder in selling any shares and the fees and expenses of any attorneys or accountants retained by the Holder shall be paid by the Holder.

(d)          The Company shall indemnify and hold harmless the Holder or any Holder of the Warrants or Registrable Securities that are being sold pursuant to the Registration Statement and each underwriter, within the meaning of the Securities Act, who may purchase from or sell for such Holder any shares from and against any and all losses, claims, damages and liabilities (including fees and expenses of counsel, which counsel shall, if such Holder requests, be separate from counsel for the Company, provided that the Company shall not be required to pay the fees and expenses of more than one law firm, which firm shall be reasonably approved by the Holder if the Holder is an indemnified party) arising out of or resulting from any untrue statement of, or alleged untrue statement of, a material fact contained in the Registration Statement or any post-effective amendment thereto or any other registration statement under the Securities Act or any prospectus included therein required to be filed or furnished by reason of this Section 10(d) or any application or other filing under any state securities law caused by any omission or alleged omissions of a material fact required to be stated therein or necessary to make the statements therein not misleading to which such Holder or any such underwriter or any of them may become subject under the Securities Act, the Exchange Act, or other Federal or state statutory law or regulations, at common law or otherwise, except insofar as any such untrue statement or alleged untrue statement or omission or alleged omission is based upon information furnished in writing to the Company by any such Holder or underwriter expressly for the use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of the Securities Act; provided, however, that such Holder or underwriter shall at the same time indemnify the Company, its directors, each officer signing the related registration statement, each person, if any, who controls the Company within the meaning of the Securities Act and each other Holder, from and against any and all losses, claims, damages, and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Section 10(d) or caused by any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such untrue statement or alleged untrue statement or omission is based upon information furnished in writing to the Company by any such Holder or underwriter expressly for use therein.  In no event shall the indemnity from any Holder exceed the difference between the consideration received from the sale of securities pursuant to the Registration Statement and the exercise price of the Warrants.

(e)          Neither the giving of any notice by any Holder nor the making of any request for prospectuses shall impose any liability upon any Holder making such request or any obligation to sell any shares or exercise any Warrants.

(f)          The Company’s agreements with respect to the Warrants or the shares underlying the Warrants shall continue in effect regardless of the exercise or transfer of the Warrants.

Section 11.          Modification and Waiver.  This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the then current Holder, and such change, waiver, discharge or termination shall be binding on all future Holders.

Section 12.          Notices.  All notices and other communications hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, to a party at the address set forth below (which may be changed in accordance with these notice procedures).  Demands or notices addressed to any other address at which the Holder customarily communicates with the Company also shall be effective when delivered. Notices refused by an addressee shall be deemed delivered.

If to the Holder:	c/o White Winston Select Asset Funds 265 Franklin St., Suite 1702 Boston, MA 02110 Fax: 801-938-7540

with a copy (which shall not constitute notice) to:	McCarter & English, LLP 265 Franklin St. Boston, MA 02110 Attention: Burt Winnick Fax: 617-326-3078

If to the Company:	Professional Diversity Network 801 West Adams Street, Suite 600 Chicago, IL 60607 Attention: James Kirsch

with a copy (which shall not constitute notice) to:	Greenberg Traurig, LLP 77 West Wacker Drive, Suite 3100 Chicago, IL 60601 Attn: Stacey T. Kern Email: kerns@gtlaw.com Fax: 312-456-8435

Section 13.          Descriptive Headings.  The descriptive headings contained in this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

Section 14.          Governing Law.  This Warrant (including any claim or controversy arising out of or relating to this Warrant) shall be governed by the General Corporation Law of the State of Delaware as to matters  within the scope thereof, and as to all other matters shall be governed in accordance with the internal laws of the Commonwealth of Massachusetts  without regard to conflict of law principles that would result in the application of any law another jurisdiction.  Each of the parties hereto consents to the exclusive jurisdiction and venue of the courts, as the case may be, of Suffolk County, Massachusetts or the United States Federal Court District of Massachusetts; Eastern Division.

Section 15.          Acceptance.  Receipt of this Warrant by the Holder hereof shall constitute acceptance of and agreement to the terms and conditions set forth herein.

Section 16.          No Impairment of Rights.  The Company will not, by amendment of its Certificate of Incorporation or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against material impairment.

Section 17.          Assignment.  Subject to compliance with applicable law, the Holder may freely transfer its rights hereunder, in whole or in part.

Section 18.          Severability.  In the event any one or more of the provisions contained in this Warrant shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Warrant shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 19.          Waiver of Jury Trial.  THE COMPANY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS WARRANT IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES, TO THE EXTENT PERMITTED BY LAW, THE BENEFITS OF TRIAL BY JURY, NOW IN FORCE OR WHICH MAY HEREAFTER BECOME LAW.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Holder have caused this Common Stock Purchase Warrant to be executed as of the date first written above.

THE COMPANY

PROFESSIONAL DIVERSITY NETWORK, INC.

By:	/s/ Katherine Butkevich

Name:	Katherine Butkevich

Title:	CEO

HOLDER

WHITE WINSTON SELECT ASSET FUNDS, LLC

By:	/s/ Todd M. Enright
Todd M. Enright, Manager

Signature Page
Common Stock Purchase Warrant	Professional Diversity Network, Inc..

APPENDIX A

Notice of Exercise

To:       [_____________]

1.          The undersigned hereby irrevocably elects to purchase [_____] shares of Common Stock of Professional Diversity Network, Inc., pursuant to the terms of the attached Common Stock Purchase Warrant, and hereby:

☐         tenders herewith payment of the purchase price of such shares in full, by cash, certified check/wire transfer.

☐         elects to exercise this warrant on a cashless basis pursuant to Section 2(c).

2.           Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

(Name)	(Name)

(Signature)	(Signature)

(Address)

(Date)

3.          Please issue a new Common Stock Purchase Warrant of equivalent form and tenor for the unexercised portion of the attached Common Stock Purchase Warrant in the name of the undersigned or in such other name as is specified below:

Date:

Warrantholder:

Name (Print):

By:

Common Stock Purchase Warrant	Professional Diversity Network, Inc.

SCHEDULE 1

INVESTMENT REPRESENTATION STATEMENT

Purchaser:
Company:	Professional Diversity Network, Inc.
Security:	Common Stock
Amount:
Date:

In connection with the purchase of the above-listed securities (the “Securities”), the undersigned (the “Purchaser”) represents to the Company as follows:

(a)          The Purchaser is aware of the Company’s business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.  The Purchaser is purchasing the Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Act”).

(b)          The Purchaser understands that the Securities have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser’s investment intent as expressed herein.  In this connection, the Purchaser understands that, in the view of the Securities and Exchange Commission (“SEC”), the statutory basis for such exemption may be unavailable if the Purchaser’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under applicable tax laws, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

(c)          The Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is otherwise available.  In addition, the Purchaser understands that the certificate evidencing the Securities will be imprinted with the legend referred to in the Warrant under which the Securities are being purchased.

(d)          The Purchaser is aware of the provisions of Rule 144 and 144A, promulgated under the Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things:  the availability of certain public information about the Company, the resale occurring not less than one (1) year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

(e)          The Purchaser further understands that at the time it wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and 144A, and that, in such event, the Purchaser may be precluded from selling the Securities under Rule 144 and 144A even if the one-year minimum holding period had been satisfied.

Common Stock Purchase Warrant	Professional Diversity Network, Inc.

(f)          The Purchaser further understands that in the event all of the requirements of Rule 144 and 144A are not satisfied, registration under the Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden or proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(g)          The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect.

Purchaser Signature:

Common Stock Purchase Warrant	Professional Diversity Network, Inc.